Exhibit 10.9

GROUND LEASE FOR SOLAR ENERGY SYSTEM

(Kingsburg)

This Ground Lease for Solar Energy System (this "**Lease**") is entered into to be effective as of March 26, 2013, 2013 ("**Effective Date**") by and between **ImMODO California 1 LLC,** a California limited liability company ("**Lessor**") and **Tulare PV II LLC**, a Delaware limited liability company ("**Lessee**"). Lessee and Lessor are sometimes referred to herein individually as a "**Party**" and collectively as the "**Parties.**"

BACKGROUND

A. ImMODO International Corporation ("**IIC**"), as seller, and Macquarie-PowerFin Solar, LLC, a Delaware limited liability company, as buyer ("**Buyer**"), are parties to that certain Membership Interest Purchase Agreement, dated as of ____________, 2013 (the "**MIPA**"), pursuant to which IIC has agreed to sell and convey to Buyer, and Buyer has agreed to purchase and accept from IIC, 100% of the limited liability membership interests in and to Lessee. IIC is an affiliate of Lessor.

B. Pursuant to Section 1.2 , below, Lessor is the owner of fee title to that real property located in Tulare County, California, described and identified in Exhibit "1" attached hereto and incorporated herein by this reference ("**Property**").

C. The Property has been approved by local governmental authorities for use for location and operations of solar energy generation and related facilities, such approvals being conditioned upon certain actions and performance by the developer and operator of such facilities.

D. Lessee desires to lease the Property, to be the developer and operator of such facilities thereon and to assume the obligations to perform as developer and operator of such facilities in accordance with such approvals, and Lessor desires to lease the Property to Lessee for that use.

NOW THEREFORE, in consideration of the payments and covenants herein contained, the Parties do hereby agree as follows:

1. **Lease.**

1.1 Grant. Lessor does hereby grant to Lessee, and Lessee does hereby accept, a lease for exclusive use by Lessee of the Property, on the terms and conditions hereinafter set forth.

1.2 Contingency/Lessor Ownership of the Property. This Lease shall be executed in duplicate by both Parties and the two fully executed originals hereof delivered to Chicago Title Company to be held in the escrow of the transaction by which Lessee is obtaining a title insurance policy covering the leasehold created under this Lease ("**Escrow**"). This Lease is contingent upon (a) Closing (as that term is defined in the MIPA) having being effectuated under the MIPA; and (b) Lessor being the fee title owner of the Property as of the date of the Closing. On the date of the Closing, (i) the escrow under which Lessor is obtaining fee title to the Property shall close by recordation of a deed to Lessor ("**Property Closing**"), (ii) the Escrow

holder shall fill in the first paragraph of both of the duplicate originals of the Lease to show the date of Property Closing as the Effective Date, and (iii) the Escrow holder shall then deliver one fully signed original of the Lease to each Party.

2. **Lease Term.**

2.1 Base Term. The base term of this Lease ("**Base Term**") shall commence on the Effective Date and shall continue for twenty (20) years thereafter, unless extended or sooner terminated in accordance with the provisions hereof.

2.2 Renewal Term. The Term may be extended, at the option of Lessee (the "**Renewal Option**") for up to two (2) additional successive periods of five (5) years each (each a "**Renewal Term**"), provided that: (a) there is no Default from the time Lessee exercises its Renewal Option through and including the commencement of the Renewal Term; and (b) Lessee provides Lessor with written notice to exercise said Renewal Option not less than six (6) months prior to the expiration of the Base Term or the then current Renewal Term (as applicable). Upon a due exercise of the Renewal Option, the Base Term shall be deemed extended to the end of the Renewal Term and references herein to the end of the Term shall be references to the end of such Renewal Term. The Base Term and the Renewal Term(s) (if applicable) are collectively referred to herein as the "**Term**". Each one year period commencing on the Effective Date and each anniversary of the Effective Date during the Term shall be referred to herein as a "**Lease Year**".

3. **Use of Property by Lessee.**

3.1 Permitted Uses. This Lease is for use of the Property for solar energy collection and conversion, for generation and transmission of electric power and for all related and incidental purposes and activities (collectively, "**Operations**"), in accordance with all of the terms of this Lease including, without limitation, all of the Permits and DA's (as defined below), with Lessee deriving all profit therefrom, and including, without limitation:

(a) conducting studies of solar radiation, solar energy, soils, and other meteorological and geotechnical data;

(b) constructing, reconstructing, erecting, installing, improving, replacing, relocating and removing from time to time, and maintaining, using, monitoring and operating, existing, additional or new (i) individual units or arrays of solar energy collection cells, panels, mirrors, lenses and related facilities necessary to harness sunlight for photovoltaic electric energy generation, including without limitation, existing and/or future technologies used or useful in connection with photovoltaic energy conversion and generation of electricity from sunlight, and associated support structure, braces, wiring, plumbing, and related equipment ("**Solar Energy Facilities**"), (ii) electrical transmission and distribution facilities, including without limitation, overhead and underground transmission, distribution or collector lines, circuit breakers, meters, conduit, footings, towers, poles, crossarms, guy lines, anchors, cabling and wires, (iii) overhead

and underground control, communications and radio relay systems, (iv) interconnection and/or switching facilities and electric transformers and transformer pads, (v) energy storage facilities, (vi) meteorological towers and solar energy measurement equipment, (vii) control buildings, control boxes and computer monitoring hardware, (viii) utility installation, (ix) safety protection facilities, (x) maintenance yards, (xi) roads and erosion control facilities, (xii) signs and fences, and (xiii) other improvements, fixtures, facilities, machinery and equipment associated or connected with the generation, conversion, storage, switching, metering, step-up, step-down, transmission, distribution, conducting, wheeling, sale or other use or conveyance of electricity generated on the Property or on adjacent property (all of the foregoing, including the Solar Energy Facilities, collectively a "**Solar Energy System**" or "**Improvements**");

(c) with Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, removing, trimming, pruning, topping or otherwise controlling the growth of any tree, shrub, plant or other vegetation; dismantling, demolishing, and removing any improvement, structure, embankment, impediment, berm, wall, fence or other object, on or that intrudes (or upon maturity could intrude) into the Property that could obstruct, interfere with or impair the Solar Energy System or the use of the Property intended by Lessee hereunder; and excavating, grading, leveling and otherwise modifying the land; and

(d) undertaking any other lawful activities, whether accomplished by Lessee or a third party authorized by Lessee, that are necessary, helpful, appropriate or convenient in connection with, incidental to or to accomplish any of the foregoing purposes.

3.2 Additional Uses. The Parties acknowledge and agree:

(a) that solar energy technologies are improving at a rapid rate and that it is probable that Lessee may (although Lessee shall not be required to) replace from time to time existing Solar Energy Facilities on the Property with newer model or design Solar Energy Facilities, in Lessee's sole discretion;

(b) this Lease includes the right of ingress to and egress from the Solar Energy Facilities over, under, and along the Property by means of any existing roads and lanes thereon, and by such other route or routes as Lessee may construct on the Property from time to time, for the benefit of and for purposes incidental to Operations on the Property and to Improvements that are developed, installed, constructed and/or operated on the Property as a single or multiple Solar Energy System(s) to generate and deliver electrical power to purchasers of such power (the "**Project**");

(c) this Lease includes the right to conduct any and all Operations on the Property for the benefit of and for purposes incidental to the Project, including the right to (i) install and maintain on the Property transmission lines and facilities, both overhead and underground, which carry electricity to and/or from lands other than the Property, and (ii) install

and maintain on the Property communication lines and facilities, both overhead and underground, which carry communications to and/or from lands other than the Property.

(d) this Lease does not extend to or include any right of Lessee to (a) make any use of the Property that is more than ten (10) feet below the land surface of the Property, including, without limitation, i) to prospect for, drill, mine, or remove from the Property (A) oil, gas, and other hydrocarbon substances; (B) hot water, steam, steam power, geothermal steam, waters, thermal energy, and mineral byproducts therefrom for conversion into electrical power or processing byproducts therefrom; or (C) any other minerals or substances (collectively, "**Subsurface Rights**"), or (b) except as otherwise specified hereinbelow, surface or subsurface water or any other water rights relating to the Property ("**Water Rights**"). The Subsurface Rights and the Water Rights (collectively, the "**Reserved Rights**") are specifically reserved unto Lessor and do not constitute a part of the Property for purposes of this Lease; provided, however, Lessor shall in no way make any use of the Reserved Rights, including, without limitation, leasing or conveying the Reserved Rights to any third party, which would interfere with the Project without Lessee's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Lessee to deny consent if the proposed use would reasonably be expected to materially interfere with the Project. Notwithstanding the foregoing provisions of this Section 3.2(d), Lessee shall have the right to use the two wells existing on the Property as of the Effective Date for Project purposes, provided Lessee maintains those wells in productive use meeting County requirements for future agricultural use of the Property. Lessee shall be responsible to pay all costs of maintaining the two wells in such productive use during the Term.

3.3 Lessee's Developer Obligations. Except as provided in Section 5.2 below, Lessee, at Lessee's sole cost and expense, shall make use of the Property in accordance with the requirements and conditions of all permits, approvals, developer and similar agreements related to the Project issued or entered into by any governmental or quasi-governmental entity or agency (collectively, the "**Permits and DA's**"), and perform the obligations of the "applicant" or "Developer" under each such Permit or DA. Lessor hereby certifies that it has delivered to Lessee, and Lessee hereby acknowledges that it has received and reviewed, a copy of each of the Permits and DA's prior to the Effective Date. Lessee's obligations under this Section 3.3 shall include performance under the Permits and DA's as each exists as of the Effective Date, and as the Permits and DA's may be later supplemented, amended or revised (each a "**Revision**"). Any material Revision after the Effective Date that requires Lessor approval shall not be approved by Lessor without Lessee's prior consent, which consent shall not unreasonably conditioned, withheld or delayed.

Performance of all of Lessee's obligations under this Section 3.3 shall be completed in full on or before the date such performance by Lessor is due under the terms of the Permits and DA's, and failure to do so shall be a Default as defined in Section 16, below. Should any provision of any of the Permits or DA's be more restrictive of Lessee's use of the Property than a related term of this Lease, the Permit or DA provision shall control.

3.4 Exclusive Use. Lessee shall have the sole and exclusive right to collect and convert all of the solar resources of, and to conduct Operations on, the Property. Lessor shall not grant any rights in the Property purporting to permit others to conduct Operations on the Property in derogation of Lessee's sole and exclusive rights on the Property.

3.5 Operations Date. Lessee intends to install Solar Power Facilities on the Property consisting of such facilities, equipment and related improvements permitted under this Lease. The precise location on the Property and timing of such installation shall be determined by Lessee, in accordance with the Permits and DA's. The date of commencement of Project operations as measured by the date the Project is interconnected to the electric utility grid at its fully rated capacity and transmits energy to the grid for commercial sale to Pacific Gas & Electric Company shall be referred to herein as the "**Operations Date.**"

4. **Ownership and Operation of the Improvements.**

4.1 Title. Title to the Improvements has been and is reserved to Lessee and remains the sole property of Lessee. Lessee may add or remove all or any portion of the Improvements at any time during the Term, irrespective of the manner or method of attachment of the same to the Property, provided same is accomplished in accordance with Applicable Laws. Lessor shall have no ownership or other interest in any component of the Improvements or any environmental attributes produced therefrom, including, without limitation, any and all credits (including tax credits, carbon credits, renewable energy credits), rebates, incentives, benefits, emissions reductions, entitlements, offsets and allowances of any kind, howsoever entitled, attributable to the Improvements or the electric energy, capacity or other generator-based products produced therefrom, whether in effect as of the Effective Date or as may come into effect in the future (collectively, "**Environmental Attributes**"). For the avoidance of doubt, Lessee's right to benefit from any such tax credit, existing or in the future, shall always be superior to Lessor's. If, under future laws, Lessee or any other holder of a leasehold interest in this Lease becomes ineligible for any Environmental Attributes resulting from the operation of the Improvements or the solar energy generated therefrom, Lessor shall use commercially reasonable efforts to assist Lessee in the amendment of this Lease or replacement of this Lease with a different instrument acceptable to Lessor, in Lessor's commercially reasonable discretion (which discretion shall include but not be limited to Lessor's ability to obtain the approval of any then current lender of Lessor with a security interest in the Property), so as to convert Lessee's interest in the Property to a substantially similar interest that makes Lessee or any other holder of a leasehold interest in this Lease eligible for such Environmental Attributes; provided, however, that such Lease amendment or replacement instrument does not: (a) directly or indirectly increase Lessor's obligations identified in this Lease; (b) decrease the rent paid by Lessee to Lessor hereunder; (c) decrease the value of the Property; (d) decrease Lessor's rights under this Lease; (e) limit Lessor's ability to obtain financing in the future for the Property upon terms that are reasonably acceptable to Lessor; (f) increase the amount of Lessor's real property taxes; (g) otherwise decrease the value to Lessor of the revenue stream received by Lessor under this Lease; and/or (h) decrease the value of Lessor's reversionary interest in the Property following the expiration of

the Term, as amended, or at the end of the term of the replacement instrument. For purposes of this Section 4.1 only, the term "Lessee" shall include all direct and indirect owners and affiliates of Lessee.

4.2 Operation of Improvements. Subject to the provisions of Section 3.3 above, the manner of operation of the Improvements, including, but not limited to, decisions on when to conduct maintenance, is within the sole discretion of Lessee. Notwithstanding the foregoing, Lessee at all times and at its sole cost and expense shall ensure that the Property and the Improvements are maintained and operated in accordance with prudent industry practices in place from time to time and in compliance with applicable law, governmental authorities, insurance underwriters, mortgages, deeds of trust, and covenants, conditions, and restrictions pertaining to the Property and the Improvements.

5. **Permits and Governmental Approvals.**

5.1 Additional Approvals. Except as provided in Section 5.2, and in addition to the Permits and DA's, Lessee shall be responsible for obtaining at its sole cost and expense from any governmental agency or any other person or entity any environmental impact review, permit, entitlement, approval, authorization or other rights that are necessary in connection with the Project or the Operations; and Lessor shall, upon Lessee's request, execute, and, if appropriate, cause to be acknowledged and recorded, any application, document or instrument (including any variance, encroachment agreement or setback waiver) that is reasonably requested by Lessee in connection therewith. Such documents shall be in the form required by state or local government(s). Lessor shall cooperate with Lessee as necessary to obtain any governmental approvals related to use of Property at no cost or expense to Lessor. Lessee shall reimburse Lessor for its out-of-pocket expenses incurred in connection with such cooperation within ten (10) days after Lessee's receipt of a request for such payment.

5.2 Conflict with Project Contracts. Notwithstanding Sections 3.3, 5.1 or any other provision of this Lease to the contrary, Lessee shall not be responsible for any of the performance or compliance obligations or responsibilities of the "applicant" or "Developer" under any of the Permits or DA's to the extent that such obligations or responsibilities are to be met and performed by Lessor, any affiliate of Lessor or any other party as provided under any engineering, procurement and construction contract, operations and maintenance agreement or similar contract or agreement related to the Project (collectively, "**Project Contracts**"). To the extent that any provision of any Project Contract conflicts with any provision of this Lease, the applicable Project Contract shall control.

6. **Rent.**

6.1 Rent. Lessee shall pay to Lessor as annual rent for the Property for each Lease Year (prorated for any partial Lease Year, as applicable) ("**Rent**"): (A) from the Effective Date through the Operations Date, the amount of One Thousand and no/100 Dollars ($1,000.00), and

(B) from the day following the Operations Date through the remainder of the Base Term, the amount of Thirty-two Thousand Five Hundred and no/100 Dollars ($32,500.00).

6.2 Rent Adjustments. Provided that in no event shall Rent be reduced, annual Rent shall be adjusted on the first day of each Renewal Term that becomes effective (each a "**Rent Adjustment Date**") to the then fair market rental value of the Property. Not later that one hundred twenty (120) days prior to a Rent Adjustment Date, Lessor shall give written notice to Lessee of Lessor's determination of the amount of adjusted annual Rent to become effective on the Rent Adjustment Date, and Lessee shall pay that adjusted Rent amount for the Lease Years to which it is effective commencing on the Rent Adjustment Date. However, if Lessee does not agree that the adjusted Rent amount is reasonably equivalent to the then fair market rental value of the Property, the Parties shall attempt to agree on the amount of adjusted Rent not later than sixty (60) days prior to the Rent Adjustment Date. If such agreement cannot be reached by that date, the following procedure shall be used to determine the amount of adjusted Rent to become effective on the Rent Adjustment Date:

If the Parties fail to agree in writing on the adjusted Rent for any rent adjustment within sixty (60) days before the scheduled Rent Adjustment Date, upon written notice from one party to the other, the adjusted Rent for the applicable period shall be established by appraisal as provided below, provided that this appraisal process does not result in an amount less than the Rent for the preceding Term, or Renewal Term, in which case there shall be no change in the Rent amount. Within ten (10) business days after such written notice submitting the matter to appraisal, Lessor or Lessee will each separately select and identify by written notice to the other party an MAI or SRPA certified general appraiser in good standing, licensed in the State of California, and with at least five (5) years experience in appraising properties similar to the Property in the area of the Property and as used under the Lease, provided any review appraiser required below shall also have the same minimum qualifications and review appraiser certification. Each appraisal shall determine the then fair market rental value of the Property as of the date of the appraisal for the use provided for in this Lease. The appraisal(s) shall be alike in scope and form, and not include any extraordinary assumptions not approved beforehand by the Parties. If either Party fails to so select its appraiser within the ten (10) business day period, the appraiser duly selected and so designated by the other Party within such period shall determine the fair market value of the Property, which shall be deemed the adjusted Rent. If two appraisers are selected as provided above but cannot agree in writing on such value within thirty (30) days after the matter is submitted to appraisal and the higher of the two appraisals is equal to or less than one hundred ten percent (110 %) of the smaller appraisal, then the adjusted Rent shall be the average of the two appraisals. If two appraisers are selected as provided above but cannot agree in writing on such value within thirty (30) days after the matter is submitted to appraisal and the higher of the two appraisals is greater than one hundred ten percent (110 %) of the smaller, the two appraisers shall select a third appraiser having the above qualifications and being a certified review appraiser for the type of property at issue and the third appraiser shall select as the fair market rental value of the Property for the purposes of establishing the adjusted Rent either the fair market rental value determined by the Lessor's appraiser or the fair market rental value as

determined by Lessee's appraiser, whichever the third, review appraiser deems closest to the actual fair market rental value of the Property. The decision of the appraiser(s) shall be final and binding on the parties. Each party shall pay the fees of the appraiser it selects (unless only one appraiser is selected as provided above, in which event the parties shall each pay one-half of such appraiser's fees) and one-half of the fee of the third, review appraiser, if a third appraiser is required.

6.3 Payment of Rent. Rent shall be payable annually, in advance, commencing on the Effective Date and on each the anniversary of the Effective Date during the Term (including any Renewal Term(s)). Rent payments shall be delivered to Lessor at,

ImMODO California 1 LLC
ATTN: VP Operations
3704 West Caldwell Avenue
Visalia, CA 93227

unless such address is changed by Lessor by notice given pursuant to Section 23, below.

7. **Payment of Taxes.** Lessee shall pay (a) any personal property taxes on the Improvements and/or any such taxes that are directly attributable to the Operations and any solar energy conversion equipment installed by Lessee on the Property, and (b) any increase in real property taxes or assessments levied against the Property from and after the Effective Date until the end of the Term hereof, including, without limitation, any increase in the ad valorem property taxes levied against the Property that are assessed for the period from and after the Effective Date until the end of the Term for any reason; provided, however, such obligation shall not include any recaptured taxes attributable to any period prior to the Effective Date or any interest or penalties thereon. Lessee shall have the right, at its sole expense, to appeal or contest any such increase it could be responsible to pay under this Lease and to compromise and settle the same, and Lessor shall execute such petitions and agreements and otherwise cooperate with Lessee to the extent reasonably necessary for Lessee to do so. Lessor shall deliver to Lessee copies of all real property tax bills within thirty (30) days after receipt of the bill by Lessor from the taxing authority and Lessee shall pay such taxes on or before the date payment is due.

8. **Utilities.** Lessee shall be solely responsible for obtaining and paying for all utilities needed or used by Lessee on the Property, including any costs associated with establishing utility service. Lessor will not be liable for damages, by abatement of Rent or otherwise, for any interruption in the availability of any utility or service. Such unavailability will not constitute an eviction or a disturbance of Lessee's use and possession of the Property or relieve Lessee from paying Rent or performing any of Lessee's obligations under this Lease. Lessor shall use commercially reasonable efforts to cooperate with Lessee in Lessee's efforts to obtain utility service to and from the Property.

9. **Liens.** Lessor and Lessee shall keep the other's interest in the Property free and clear of all liens and claims of liens for labor and services performed on, and materials, supplies and equipment furnished in connection with Lessor's or Lessee's (as applicable) ownership or use of the Property, subject to Lessor's and Lessee's (as applicable) right to contest such liens and claims. If Lessor or Lessee (as applicable) wishes to contest any such liens or claims, such Party shall, within ninety (90) days after it receives notice of such lien or claim, provide a bond or other security as the other Party may reasonably request, or remove any such liens from the Property pursuant to applicable law.

10. **Maintenance of Property; Liability Waiver.**

10.1 Maintenance. Throughout the term of this Lease, Lessee shall, at Lessee's sole cost and expense, maintain the Improvements and all of the Property in good and clean condition and in accordance with the Permits and DA's and all applicable laws, rules, ordinances, orders, and regulations of all governmental agencies. Lessee shall not unreasonably clutter the Property and shall collect and dispose of any and all of Lessee's refuse and trash.

10.2 Failure to Comply. If Lessee fails to comply with any obligation of Lessee under this Section 10, after Lessor has given Lessee at least sixty (60) days prior written notice of such failure (except in event of emergency need for immediate action), Lessor shall have the right but not the obligation to take such measures to correct the noticed failure as Lessor deems necessary, in its reasonable discretion, and charge the reasonable cost and expense thereof to Lessee as additional rent due with the next installment of Rent.

11. **Security; Lessor's Access.** All security measures reasonably necessary to protect against damage or destruction of Lessee's Improvements, or injury or damage to persons or property on the Property, may be provided by Lessee on the Property, including, if reasonably necessary, warning signs, closed and locked gates, and other measures appropriate and reasonable. Lessor shall be given keys or codes as necessary to give Lessor access to the Property and Lessor may access to any part of the Property that is within Lessee's secured areas for the purpose of inspection of activities thereon upon twenty-four (24) hours notice to Lessee, except in case of emergency, when no advance notice shall be required, provided that such access shall not in any manner interfere with Lessee's Operations.

12. **Insurance.** At all times during which Lessee is conducting any activities on the Property, and at all times during the Term of this Lease, Lessee shall, at its own cost and expense, obtain and maintain in effect commercial general liability insurance, with bodily injury and property damage coverage of at least Three Million Dollars ($3,000,000) per occurrence and in the aggregate, and Lessor shall be provided with additional insured status on all polices of such insurance. Upon reasonable written request, Lessee shall provide to Lessor a certificate evidencing such coverage. The foregoing requirements may be satisfied by combination of General Liability and Umbrella/Excess Liability policies.

13. **Lessor's Representations, Warranties and Covenants.** In addition to all other representations, warranties or covenants set forth in this Lease, express or implied, recognizing the Lessor will have been the owner of the Property for a short time prior to the Effective Date, Lessor hereby represents, warrants and covenants to Lessee as follows:

13.1 Lessor's Authority. Lessor is the sole owner of the Property and has the unrestricted right and authority to execute this Lease and to grant to Lessee the rights granted hereunder. Each person signing this Lease on behalf of Lessor is authorized to do so, and all persons having any ownership or possessory interest in the Property (including spouses) are signing this Lease as Lessor. When signed, this Lease constitutes a valid and binding agreement enforceable against Lessor in accordance with its terms. No consent or other approval, authorization or action by, or filing with, any person is required to be made or obtained by such party for Lessor's lawful execution, delivery and performance of this Lease.

13.2 Liens and Tenants. To the best of Lessor's actual knowledge, there are no liens, encumbrances, leases, fractional interests, mineral rights or oil and gas rights, or other exceptions to Lessor's fee title ownership of the Property or otherwise burdening the surface estate of Lessor in the Property other than those disclosed in the proforma title insurance policy for the leasehold created under this Lease issued by Chicago Title Company under file No. 11-42126517 and dated February __, 2013, a copy of which has been reviewed by Lessee. Lessor has not received any notice (orally or in writing) from any third-party of any adverse claim or encumbrance burdening the Property. Except as otherwise disclosed to Lessee in writing, there are no tenants on the Property.

13.3 No Interference. Lessor shall not grant any rights to any person or entity, which would, currently or in the future, impede or interfere with: (a) Lessee's surface access and the siting, permitting, construction, installation, maintenance, operation, replacement, or removal of the Project; (b) the flow of solar, solar speed or solar direction over the Property; (c) access over the Property to the Project; or (d) the undertaking of any other activities of Lessee permitted under this Lease.

13.4 Title Review and Cooperation. Lessor shall cooperate with Lessee to obtain nondisturbance, subordination and other title curative agreements as reasonably requested by Lessee from any person with a lien, encumbrance, mortgage, lease or other exception to Lessor's fee title to the Property to the extent necessary to eliminate any actual or potential interference by any such person with any rights granted to Lessee under this Lease. Lessor shall also provide Lessee with any further assurances and shall execute any truthfully accurate estoppel certificates, consents to assignments or additional documents that may be reasonably necessary for recording purposes or otherwise reasonably requested by Lessee.

13.5 Requirements of Governmental Agencies/Lenders. During the Term, Lessor, at no cost to Lessor, shall use commercially reasonable efforts to cooperate with Lessee in complying with or obtaining any land use permits and approvals, tax-incentive or tax-abatement program approvals, building permits, environmental impact reviews or any other approvals

required or deemed desirable by Lessee in connection with the development, financing, construction, installation, replacement, relocation, maintenance, operation or removal of the Facility, including execution of applications for such approvals and delivery of information and documentation related thereto, and execution, if required, of any orders or conditions of approval. Lessee shall reimburse Lessor for its actual, reasonable out of pocket expenses incurred in connection with such cooperation.

13.6 Hazardous Materials. To the best of Lessor's actual knowledge, Lessor is in material compliance with all environmental laws as the same are applicable to the Property, and is not subject to any environmental proceedings with respect to the Property, nor is there any environmental proceeding with respect to the Property to which any other person is subject. Lessor has not received any written notice of any violation, and to the actual knowledge of Lessor, no other person has received any written notice of any violation, that, as of the date hereof, remains uncured, and no writs, injunctions, decrees, orders or judgments outstanding, no suits, claims, actions, proceedings or investigations have been instituted or filed, and none are pending or, to the knowledge of Lessor, threatened, under any environmental laws with respect to the ownership, use or occupation of the Property. As of the Effective Date, to the actual knowledge of Lessor: (a) no hazardous materials have ever been produced on the Property or disposed of thereon or therein, (b) no release has occurred on the Property, and (c) no hazardous materials have migrated to the Property. Lessor shall not violate, and shall indemnify Lessee for, from and against any violation (past, present or future) by Lessor, Lessor's Agents (hereinafter defined) or Lessor's predecessors-in-interest of, any federal, state or local law, ordinance or regulation relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste which was or is introduced, released, or brought onto the Property by Lessor, Lessor's Agents or Lessor's predecessors-in-interest and which was or is now or hereafter classified as hazardous or toxic, or which is regulated under current or future federal, state or local laws or regulations.

14. **Indemnity.**

14.1 Indemnity by Lessee. Lessee shall defend, indemnify and hold Lessor, and Lessor's directors, officers, members, shareholders and partners, harmless from and against all Defaults (subject to applicable cure periods) and all liability and claims of liability, for damage to property or injury to persons resulting from the negligent or intentional activities of Lessee, its agents, contractors, employees, guests, invitees, licensees and permittees (collectively, "**Lessee's Agents**") on or about the Property, except to the extent that such liability or loss is due to any acts of Lessor or its agents, employees, contractors, guests, invitees, licensees and permittees (collectively, "**Lessor's Agents**").

14.2 Indemnity by Lessor. Lessor shall defend, indemnify and hold Lessee, and Lessor's directors, officers, members, shareholders and partners, harmless from and against all Defaults (subject to applicable cure periods) and all liability and claims of liability, for damage to property or death of or injury to persons resulting from the activities of Lessor and Lessor's

Agents on or about the Property; except to the extent that such liability or loss is due to any acts of Lessee or Lessee's Agents.

14.3 Hazardous Materials. Lessee shall not violate, and shall indemnify Lessor against, any claims, costs, damages, fees or penalties arising from a violation by Lessee or Lessee's Agents of any federal, state or local law, ordinance, order, or regulation relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste which is now or hereafter classified as hazardous or toxic, or which is regulated under current or future federal, state or local laws or regulations, on or under the Property, except for any such violation which is imposed by reason of the existence on or under the Property of hazardous substances as of the Effective Date of this Lease.

15. **Assignment; Right to Mortgage and Assign.** As used in this Lease, (a) the term "**Sublessee**" means any person that receives an interest from Lessee of less than all of the right, title or interest under this Lease and (b) the term "**Sublease**" means the grant or assignment of such rights from Lessee to a Sublessee. Lessee or a Sublessee may, upon notice to Lessor, but without Lessor's consent, mortgage, collaterally assign, or otherwise encumber and grant security interests in all or any part of its interest in this Lease, the leasehold estate created by this Lease (the "**Leasehold Estate**"), any Sublease, and the Project (collectively, the "**Solar Assets**") in connection with the financing of all or any portion of the Project, which security interests (including any deeds of trusts) in all or a part of the Solar Assets are collectively referred to in this Lease as "**Mortgages**" and the holders of the Mortgages, their designees and assigns are referred to in this Lease as "**Mortgagees.**" With the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, Lessee and each Sublessee shall also have the right to sell, convey, lease, or assign its interest in this Lease or Sublease, as the case may be, and all or any portion of the Solar Assets on either an exclusive or non-exclusive basis, or to apportion, grant sub-easements, co-easements, separate easements, leases, subleases, co-leases, co-tenancy rights, licenses or similar rights, however denominated (collectively, "**Assignments**"); provided, however that Lessor's consent shall not be required for Assignments to: (i) any affiliate (as defined below), (ii) an entity which purchases all or substantially all of the equity interests in Lessee or a Sublessee, as applicable, or (iii) a Financially Viable Entity (as defined below). For purposes hereof, "**affiliate**" means any entity which, directly or indirectly, controls Lessee or a Sublessee, as applicable; "**control**" (including, with its correlative meanings, "**controlled by**" and "**under common control with**") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); and "**Financially Viable Entity**" means an entity (or its affiliate or sponsor, as applicable) possessing a financial profile which reasonably demonstrates the financial ability of such entity to assume Lessee's obligations under this Lease. Upon the effective date of any Assignment under which all of the interest of Lessee or any Sublessee (or the interest of their respective successors or assigns) in the Solar Assets is assigned, Lessee or Sublessee, as the case may be, shall be released from any liability under this Lease or Sublease,

as applicable, accruing on or after the effective date of the Assignment, provided that the assignee assumes in writing the obligations of the assigning party. Notwithstanding the foregoing, in the event of any Assignment under which less than all of the interest of Lessee or any Sublessee (or the interest of their respective successors or assigns) in the Solar Assets is assigned, Lessee or Sublessee, as the case may be, shall not be relieved of its obligations under the Lease or Sublease, as applicable, and Lessee or Sublessee shall continue to be primarily liable to the same extent as though no Assignment has been made. Under no circumstances shall any Mortgagee or Sublessee have any greater rights of ownership or use of the Leasehold Estate than the rights granted to Lessee in this Lease. Any member of Lessee or a Sublessee shall have the right from time to time without Lessor's consent to transfer any partnership, membership or other ownership interest in Lessee or a Sublessee to one or more persons or entities.

16. **Default.** In the event of any alleged default or failure to perform any obligation under this Lease ("**Default**"), the nondefaulting Party shall give written notice thereof to the alleged defaulting Party and any Mortgagee that has, in writing to the noticing Party, requested Default notice copies, which notice shall include the acts required to cure the same with reasonable specificity. The Party given notice of failure to make any monetary payment when due shall have a period of ten (10) days after such notice is given within which to make the payment and cure such default. In the event of any other failure, the defaulting Party shall have a period of thirty (30) days within which to cure such default, which period shall be extended to the extent reasonably necessary to complete such cure so long as the cure was commenced within thirty (30) days after such notice is given and thereafter prosecuted with due diligence. Delinquent payments shall bear interest from their respective due dates until paid at the rate of six percent (6%) per annum. Any prohibited conduct under this Lease may be enjoined and this Lease shall be specifically enforceable. Subject to the other terms and conditions of this Lease, each Party shall have all rights and remedies available at law and in equity for any breach of this Lease by the other Party.

17. **Termination by Lessor.** If Lessor shall have the right to terminate this Lease as provided for in Section 16, and in the event this Lease is so terminated by Lessor, Lessor and Lessee shall thereafter execute and record a notice of termination evidencing such termination. Should Lessee remain in possession of the Property after termination of this Lease without the express written permission of Lessor, Lessee shall then be a tenant at sufferance only, at a rental rate of one hundred twenty-five percent (125%) of the Rent in effect during the year of the Term in which the termination occurs (prorated on a daily basis), and otherwise subject to all of the terms and conditions of this Lease, so far as applicable. Acceptance of Rent by Lessor after Lease termination shall not constitute Lessor's consent to a holdover tenancy or result in a renewal. The foregoing provisions of this Section 17 are in addition to, and do not affect, Lessor's right to re-entry or any rights of Lessor hereunder or as otherwise provided by law.

18. **Surrender and Restoration.**

18.1 Surrender. Upon any termination, surrender, or expiration of this Lease, Lessee shall remove all of Lessee's Improvements and shall peaceably deliver up to Lessor possession of the Property or any part thereof, and other rights granted by this Lease, and shall execute, at Lessor's request, any and all documents needed to record or evidence such termination with the appropriate governmental agency.

18.2 Restoration. Except as expressly provided in this Section 18.2, in accordance with each applicable Reclamation Plan, and in any event within six (6) months after any termination, surrender, or expiration of this Lease, Lessee perform all obligations of Developer to reclaim the Property under the applicable Reclamation Plan and restore the surface and subsurface of the Property, including, without limitation, that Lessee shall remove all Project Improvements to a depth below the surface of the Property as required by the Reclamation Plan ("**Restoration**"). Lessee shall restore the surface and grade of the Property to its original condition as the same existed at the inception of this Lease and shall repair any damage to the Property as a result of any removal of Lessee's Improvements under this Section 18.2. Notwithstanding the foregoing, Lessor shall have the right (in Lessor's sole discretion) to waive Lessee's obligation to perform the Restoration as provided in this Section 18.2. Lessor shall exercise this waiver, if at all, by giving Lessee written notice of any waiver no later than thirty (30) days after any termination, surrender or expiration of this Lease.

19. **Condemnation.**

19.1 Complete Taking. If, at any time, any authority having the power of eminent domain shall condemn all or substantially all of the Property, or the Improvements thereon, for any public use or otherwise, then the interests and obligations of Lessee under this Lease in or affecting the Property shall cease and terminate upon the earlier of (i) the date that the condemning authority takes physical possession of the Property or the Project thereon, (ii) the date that Lessee determines it is no longer able or permitted to operate the Project on the Property in a commercially viable manner, or (iii) the date of the condemnation judgment. Lessee shall continue to pay all amounts payable hereunder to Lessor until the earlier of such dates, at which time Lessor and Lessee shall be relieved of any and all further obligations and conditions to each other under this Lease.

19.2 Partial Taking. If, at any time during the term of this Lease, any authority having the power of eminent domain shall condemn any portion of the Improvements or of the Property, then the interest and obligations of Lessee under this Lease as to those Improvements or the Property so taken shall cease and terminate upon the earlier of (i) the date that the condemning authority takes physical possession of such Improvements or the Property, (ii) the date that Lessee determines it is no longer able or permitted to operate the Project on the Property, or any portion thereof, in a commercially viable manner, or (iii) the date of the condemnation judgment, and, unless this Lease is terminated as herein provided, this Lease shall continue in full force and effect as to the remainder of the Improvements and the Property.

19.3 Condemnation Award. Except as provided in Section 20.3 below, in the event of a complete or partial taking of the Property or the Improvements, Lessee shall be entitled to receive all compensation and damages paid by the condemning authority arising from such taking and payable on account of Lessees' Improvements, loss of Revenue, relocation costs, inability to relocate and Lessor shall be entitled to all other amounts of the award.

20. **Certain Protective Covenants.**

20.1 Noninterference. During the term of this Lease, Lessor covenants and agrees that it will not (i) materially interfere with or prohibit the free and complete use and enjoyment by Lessee of its rights granted by this Lease; (ii) take any action or permit any condition to exist on the Property which will materially interfere with the availability or accessibility of sunlight on or to the Property; (iii) take any action which will in any way materially interfere with the transmission of electric, electromagnetic or other forms of energy to or from the Property; or (iv) take any action which will materially impair Lessee's access to the Property for the purposes specified in this Lease, materially obstruct access to sunlight on, over or across the Property or materially impair Lessee's access to any or all of the Improvements. Notwithstanding the foregoing, Lessor shall have no obligation under this Lease to provide, obtain or maintain any easement for sunlight on, over or above any real property not owned or controlled by Lessor.

20.2 Quiet Enjoyment. As long as Lessee observes the terms and conditions of this Lease, Lessor warrants that Lessee shall peaceably hold and enjoy the Property, and any and all other rights granted by this Lease for its entire term without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor except as expressly provided in this Lease.

20.3 Observance of Laws and Covenants; Safety. Lessee shall use the Property granted by this Lease only for the purposes stated herein and shall conduct all of its operations on the Property in a lawful manner after obtaining all necessary permits and government approvals. Lessee will carry out the Operations and its responsibilities, and exercise any rights which it possesses, under this Lease in a manner which is consistent with all applicable laws, rules, ordinances, orders and regulations of governmental agencies. During the Term, Lessee shall endeavor to notify Lessor of any facts, conditions, or circumstances regarding the Property which violate, or which Lessee has reason to believe may lead to a violation of, any law, ordinance, governmental order, rule or regulation.

21. **Intentionally Omitted.**

22. **Mortgagee Protection.** Any Mortgagee, upon delivery to Lessor of notice of its name and address, for so long as its Mortgage is in existence shall be entitled to the following protections which shall be in addition to those granted elsewhere in this Lease or a Sublease as the case may be:

(a) **Right to Cure Defaults/Notice of Defaults**. To prevent termination of this Lease

or any partial interest in this Lease, each Mortgagee shall have the right, but not the obligation, at any time prior to termination of this Lease, to perform any act necessary to cure any Default by Lessee and to prevent the termination of this Lease or any partial interest in this Lease. As a precondition to exercising any rights or remedies as a result of any alleged Default by Lessee, Lessor shall give written notice of such Default to each Mortgagee that has delivered to Lessor notice of its name and address concurrently with delivery of such notice to Lessee, specifying in detail the alleged Default and the required remedy. Each such Mortgagee shall have the same amount of time to cure the Default as is given to Lessee. The cure period for each Mortgagee shall begin to run at the end of the cure period given to Lessee in this Lease.

(b) **Extended Cure Period**. If any Default by Lessee under this Lease cannot be cured without the Mortgagee obtaining possession of all or part of the Leased Premises and/or all or part of the Solar Assets and/or all or part of Lessee's interest in this Lease, then any such Default shall be deemed remedied if: (i) Mortgagee or its assignee cures any outstanding monetary Default within the cure periods provided in Section 16; (ii) within the cure period granted to Mortgagee in Section 16 above, either Mortgagee or its assignee shall have acquired possession of all or part of the Leased Premises and/or all or part of the Solar Assets and/or all or part of such interest in this Lease, or shall have commenced appropriate judicial or nonjudicial proceedings to obtain the same; (iii) the Mortgagee or its assignee, as the case may be, shall be in the process of diligently prosecuting any such proceedings to completion; and (iv) after gaining possession of all or part of the Leased Premises and/or all or part of the Solar Assets and/or all or part of such interest in this Lease, the Mortgagee or its assignee cures all Defaults under the Lease to the extent required in Section 16, and performs all other obligations as and when the same are due in accordance with the terms of this Lease. If a Mortgagee or its assignee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction over any bankruptcy or insolvency proceeding involving Lessee or any defaulting assignee, as the case may be, from commencing or prosecuting the proceedings described above, the period specified above for commencing such proceeding shall be extended for the period of such prohibition.

(c) **Acquisition of Title**. Following acquisition of all or a portion of the Solar Assets by the Mortgagee, its assignee or designee as a result of either foreclosure or acceptance of an assignment in lieu of foreclosure, or by a purchaser at a foreclosure sale, this Lease or a Sublease, as the case may be, shall continue in full force and effect, and the party acquiring title to the Solar Assets shall (a) continue to timely pay any rent then due and payable; and (b) as promptly as reasonably possible, commence the cure of all other Defaults under this Lease or a Sublease, as the case may be, and thereafter diligently process such cure to completion, whereupon Lessor's right to terminate this Lease based upon such Defaults shall be deemed waived; provided, however, that the Mortgagee or such party acquiring title to the Solar Assets shall not be required to cure those Defaults which are not reasonably susceptible of being cured or performed by such party (**"Non-Curable Defaults"**). Non-Curable Defaults shall be deemed waived by Lessor upon completion of foreclosure proceedings or acquisition of Lessee's interest in this Lease or a Sublessee's interest in the Solar Assets by the Mortgagee or party acquiring

title; provided, however, in the event any Default shall be continuing following completion of foreclosure proceedings or acquisition of Lessees' interest in this Lease or a Sublessee's interest in the Solar Assets, the acquiring party shall be obligated to then cure any such Default. Any Mortgagee or other party who acquires Lessee's leasehold interest, pursuant to foreclosure or assignment in lieu of foreclosure shall not be liable to perform the obligations imposed on Lessee by this Lease incurred or accruing after such party no longer has ownership of the Leasehold Estate and possession of the Leased Premises.

(d) **Mortgagee's Right to Possession, Right to Acquire and Right to Assign**. A Mortgagee shall have the absolute right (i) to assign its Mortgage; (ii) to enforce its lien and acquire title to all or any portion of the Solar Assets by any lawful means; (iii) to take possession of and operate all or any portion of the Solar Assets and to perform all obligations to be performed by Lessee or a Sublessee under this Lease or a Sublease as the case may be, or to cause a receiver to be appointed to do so; and (iv) to acquire all or any portion of the Solar Assets by foreclosure or by an assignment in lieu of foreclosure and thereafter without Lessor's consent to assign or transfer all or any portion of the Solar Assets to a third-party so long as such assignee or transferee is a Financially Viable Entity, and Lessor's consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required for any other assignment or transfer. Upon acquisition of the interests of all or any portion of the Solar Assets by a Mortgagee or any other third-party which acquires the interests, from or on behalf of the Mortgagee, in accordance with the terms of this Lease, Lessor shall recognize the Mortgagee or such other party (as the case may be) as Lessee's or a Sublessee's proper successor, and this Lease and any such Sublease shall remain in full force and effect.

(e) **Liability**. Any Mortgagee that does not directly hold an interest in the Solar Assets, or whose interest is held solely for security purposes, shall have no obligation or liability under this Lease or a Sublease as the case may be prior to the time the Mortgagee directly holds an interest in the Solar Assets, or succeeds to absolute title to Lessee's or a Sublessee's interest therein. A Mortgagee shall be liable to perform Lessee's or a Sublessee's obligations under this Lease or a Sublease as the case may be only for and during the period it directly holds such interest or title. Furthermore, if Mortgagee elects to (i) perform Lessee's or a Sublessee's obligations under this Lease or the Sublease as the case may be, (ii) continue Operations on the Leased Premises, (iii) acquire any portion of Lessee's or a Sublessee's right, title or interest in all or any of the Solar Assets or (iv) enter into a new Lease or a Sublease as the case may be as provided in Section 20(g), then the Mortgagee shall not have any personal liability to Lessor, and Lessor's sole recourse against Mortgagee shall be to execute against the Mortgagee's interest in the Solar Assets. Moreover, any Mortgagee or other party which acquires the Solar Assets by foreclosure or an assignment in lieu of foreclosure shall not be liable to perform any obligations under this Lease or a Sublease, as the case may be, to the extent the obligations are incurred or accrue after that Mortgagee or other party no longer has ownership of the Solar Assets and possession of the Property.

(f) **Termination**. Neither the bankruptcy nor the insolvency of Lessee or a

Sublessee shall be grounds for terminating this Lease or a Sublease so long as all payments and all other monetary charges payable by Lessee or Sublessee under this Lease or a Sublease, as the case may be, are paid by the Mortgagee in accordance with the terms of this Lease or a Sublease, as the case may be.

(g) **New Lease**. If this Lease or a Sublease, as the case may be, terminates for any reason, including, without limitation, because of Lessee's or a Sublessee's uncured Default or because it is rejected or disaffirmed under bankruptcy law or any other law affecting creditors' rights, then, so long as a Mortgagee has cured any monetary and/or insurance Default prior to expiration of the Mortgagee cure period identified in Section 16 and is making commercially reasonable efforts to cure any non-monetary Default, Lessor will, immediately upon written request from the Mortgagee received within ninety (90) days after the termination, rejection, or disaffirmance, without demanding additional consideration therefor, enter into a new Lease or a new Sublease as the case may be in favor of the Mortgagee, which new Lease or new Sublease shall (i) contain the same covenants, agreements, terms, provisions and limitations as this Lease or the Sublease, as the case may be (except for any requirements that have been fulfilled by Lessee or a Sublessee prior to the termination, rejection, or disaffirmance), (ii) be for a term commencing on the date of the termination, rejection, or disaffirmance and continuing for the remaining Term or the term of the Sublease, as the case may be, before giving effect to the termination, rejection, or disaffirmance, (iii) contain a lease or sublease as the case may be on, over, under, upon along and across the Leased Premises or such portion thereof as to which the Mortgagee held a lien on the date of the termination, rejection, or disaffirmance, (iv) contain a grant to the Mortgagee of access, transmission, communications, utility, and other easements covering such portion or portions of the Leased Premises as Lessee held under this Lease prior to its termination and (v) enjoy the same priority as this Lease or a replaced Sublease, as the case may be, has over any lien, encumbrance or other interest created by Lessor, and, until such time as the new Lease or Sublease as the case may be is executed and delivered, the Mortgagee may enter, use and enjoy the Leased Premises and conduct operations on the Leased Premises as if this Lease or the Sublease, as the case may be, were still in effect at the option of the Mortgagee, the new Lease or Sublease, as the case may be, may be executed by a designee of the Mortgagee, with the Mortgagee assuming the burdens and obligations of Lessee or a Sublessee thereunder. If more than one Mortgagee makes a written request for a new Lease or Sublease, as the case may be, under this Section 22(g), then the new Lease or Sublease shall be delivered to the Mortgagee whose lien is senior in priority.

(h) **Mortgagee Consent**. Lessor shall not agree to any material amendment, mutual termination or modification or accept any surrender of this Lease, nor shall any such amendment, termination, modification or surrender be effective, without the written consent of the Mortgagee.

(i) **Amendments**. Lessor and Lessee shall cooperate in amending this Lease from time to time to include any provision that may reasonably be requested by any Mortgagee for the

purpose of preserving the Mortgagee's interest in the Leased Premises, provided that neither Lessor's rights nor Lessee's obligations under this Lease are diminished thereby.

22.1 Estoppel Certificates and Cooperation. Lessor will, within ten (10) business days following receipt of written request, execute estoppel certificates (certifying as to truthful matters, including that no default then exists under this Lease or a Sublease, if such be the case), consents to assignment and nondisturbance agreements provided for in this Lease as Lessee, a Sublessee or any Mortgagee may reasonably request at any time and from time to time. Lessor, Lessee and Sublessee (if applicable) will cooperate in (a) amending this Lease or a Sublease, as the case may be, from time to time to include any provision that may be reasonably requested by Lessee or a Sublessee or any Mortgagee to implement the provisions contained in this Lease or a Sublease as the case may be, or to preserve a Mortgagee's security interest, and does not materially prejudice Lessor's rights under, or interest in, this Lease, and (b) execute any documents that may reasonably be required by Lessee, a Sublessee, or a Mortgagee to implement the provisions of this Section 22.1. Lessor will request any of Lessor's lenders to execute an agreement of non-disturbance furnished by any Mortgagee with respect to Lessee's or a Sublessee's interest in the Leasehold Estate.

22.2 No Merger. There shall be no merger of this Lease, or of the Leasehold Estate, with the fee estate in the Property by reason of the fact that this Lease or the Leasehold Estate or any interest in the Leasehold Estate may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate or any interest therein, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Property, and all persons (including each Mortgagee) having an interest in this Lease or in the estate of Lessor and Lessee, shall join in a written instrument effecting such merger and shall duly record the same.

22.3 Damage/Condemnation. The disposition of any condemnation award and/or casualty insurance proceeds shall be governed by the terms of any first priority mortgage encumbering Lessee's interest in the Solar Assets.

23. **Notice.**

23.1 Writing. All notices given or permitted to be given hereunder shall be in writing; provided, however, that no writing other than the check or other instrument representing the Rent payment itself need accompany the payment of Rent.

23.2 Delivery. Notice is considered given either (a) when delivered in person to the recipient named below, or (b) when delivered by courier service which certifies in writing the date of delivery, or three (3) business days after deposit in the United States mail, in a sealed envelope or container, postage and postal charges prepaid, addressed by name and addressed to the Party or person intended as follows:

Notice to Lessor:

ImMODO California 1 LLC
ATTN: VP Operations
3904 West Caldwell Avenue
Visalia, CA 93227

Notice to Lessee:

Tulare PV II LLC
Attention: William Demas
125 West 55th Street, 16th Floor
New York, NY 10019

23.3 Change of Recipient or Address. Either Party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual person, whether a Party or an officer or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

24. **Expenses of Enforcement.** If any Party hereto brings any action or proceeding to interpret or enforce any of the terms, covenants or conditions hereof, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party or parties thereto reimbursement for all reasonable expenses and costs, including without limitation all attorneys' fees incurred in connection with the action or proceeding, including such fees incurred due to any appeal.

25. **Further Assurances.** The Parties hereto shall at all times hereafter execute any documents and do any further acts which may be necessary or desirable to carry out the purposes of this Lease and to give full force and effect to each and all of the provisions thereof.

26. **Amendments.** This Lease shall not be amended or modified in any way except by an instrument signed by Lessor and Lessee.

27. **Severability.** If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be determined by judicial order or decision to be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby.

28. **Governing Law and Dispute Resolution.**

28.1 This Lease shall be governed by the laws of the State of California. Any action to enforce or interpret any provision of this Lease shall be filed in any state or federal court within California having jurisdiction and which is a proper venue in the matter.

28.2 Any dispute regarding the performance, enforcement, or interpretation of this Lease shall be resolved by binding arbitration before a single arbitrator. The arbitration shall be conducted in Sacramento, California, pursuant to the Rules for Arbitration of Commercial Disputes of the American Arbitration Association. The Parties shall bear the costs and fees of the arbitrator equally, pending and subject to any award of fees and costs pursuant to this Section 28. The decision of the arbitrator may be reviewed for errors of substantive law and abuse of discretion by a proper court pursuant to this Section 28.

28.3 In the event of a dispute arising out of or relating to this Lease and resulting in litigation or arbitration between or affecting the Parties hereto, the prevailing Party shall be entitled to recover reasonable attorneys' fees, expert witness expenses, and costs, in addition to any other relief awarded.

29. **Article and Paragraph Headings.** The Section headings herein are inserted only for convenience of reference and shall in no way define, limit or describe the scope or intent of a provision of this Lease.

30. **Entire Agreement.** This Lease shall constitute the entire agreement between the Parties with respect to the subject matter of this Lease and supersedes all other prior writings, negotiations and understandings.

31. **Effect of Termination.** Any termination of this Lease pursuant to the terms hereof shall not relieve either Party from any liabilities, obligations or indemnities arising prior to the effective date of such termination.

32. **Time of Essence.** Time is of the essence regarding each provision of this Lease.

33. **No Waiver.** No waiver by either Party of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other Party.

34. **Counterparts.** This Lease may be executed in counterparts.

35. **Ownership of Improvements.** The Improvements shall not be deemed to be permanent fixtures (event if permanently affixed to the Property) and shall be and remain the sole property of Lessee. Within the ninety (90) day period after receipt by Mortgagee of a notice that the Lease has been terminated prior to the expiration date (or such longer time as may be reasonably necessary to remove the Improvements from the Property), Mortgagee, may remove the Improvements from the Property.

36. **Recording of Memorandum.** Concurrent with the execution of this Lease, the Parties shall execute, acknowledge and record in the Official Records a memorandum of this Lease in the form attached as Exhibit 2, hereto.

37. **No Partnership.** Nothing contained in this Lease shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent, partnership, or any other association between Lessor and Lessee, other than the relationship of lessor and lessee.

38. **Brokerage Commissions.** Lessor and Lessee each represent that such Party has not incurred, directly or indirectly, any liability on behalf of the other Party for the payment by the other Party of any real estate brokerage commission or finder's fee in connection with this Lease. Lessor and Lessee shall indemnify, defend and hold the other Party harmless from and against any claim for any brokerage commissions or finder's fees claimed to be due and owing by reason of the indemnifying Party's activities.

39. **Transfer Taxes on Lease.** If any governmental authority levies, assesses, and/or imposes on Lessor a transfer tax as a result of this Lease, Lessor shall timely pay such tax.

40. **Forfeiture of Property.** If at any time the Property or any part thereof shall then be subject to forfeiture, or if Lessor shall be subject to any liability arising out of the nonpayment of real property or personal property taxes that are the responsibility of Lessor hereunder, Lessee may, in its sole and absolute discretion, following the expiration of ten (10) business days' advance notice to Lessor and Lessor's failure to remedy the outstanding tax liability within such ten (10) business day period, notwithstanding any pending contest or review, elect to either pay such taxes or post such bonds as the taxing authority may require to prevent such forfeiture or liability and may offset the amount of such payments from amounts due Lessor under this Lease. Notwithstanding the foregoing, in the event Lessee pays such taxes or posts such bonds during a pending contest or review and Lessor subsequently prevails over the taxing authority, Lessee shall pay Lessor any amounts previously offset under the foregoing sentence if such amounts have been reimbursed to Lessee by the taxing authority.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Ground Lease to be effective as of the Effective Date.

LESSOR

ImMODO California 1 LLC

By: ______________________

Print name: ______________________

Title: ______________________

LESSEE

Tulare PV II LLC

By: ______________________

Print name: Thomas Houle

Title: V.P.

By: ______________________

Print name: ______________________

Title: ______________________

IN WITNESS WHEREOF, the Parties have executed this Ground Lease to be effective as of the Effective Date.

LESSOR

ImMODO California 1 LLC

By: ____________________

Print name: ____________________

Title: ____________________

LESSEE

Tulare PV II LLC

By: ____________________

Print name: Robinson Kupchak

Title: Manager

By: ____________________

Print name: ____________________

Title: ____________________

IN WITNESS WHEREOF, the Parties have executed this Ground Lease to be effective as of the Effective Date.

LESSOR

ImMODO California 1 LLC

By: [signature]

Print name: Don Watson

Title: Vice President

LESSEE

Tulare PV II LLC

By: ______________________

Print name: ______________________

Title: ______________________

By: ______________________

Print name: ______________________

Title: ______________________

EXHIBIT 1 TO GROUND LEASE

DESCRIPTION OF THE PROPERTY

The land referred to herein below is situated in the County of Tulare, State of California, and is described as follows:

The East half of the Southeast quarter of the Southeast quarter of Section 26, Township 16 South, Range 22 East, Mount Diablo Base and Meridian, in the County of Tulare, State of California.

Excepting therefrom that portion thereof lying East of the West line of the canal of the Consolidated Canal Company.

APN: 028 150 023

EXHIBIT 2
<u>TO GROUND LEASE</u>

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND WHEN RECORDED, RETURN TO:	

Space above line for Recorder's use only

This Memorandum of Ground Lease for Solar Energy System ("**Memorandum**") is made and dated as of _____________, 2013 ("**Effective Date**") by and between **ImMODO California 1 LLC**, a California limited liability company ("**Lessor**") and **Tulare PV II LLC**, a Delaware limited liability company ("**Lessee**"), in light of the following facts and circumstances:

Lessor and Lessee entered in that certain Ground Lease for Solar Energy System, of even date herewith (the "**Lease**"), pursuant to which Lessor has leased to Lessee certain real property of Lessor ("**Property**") located in Tulare County, California, as more particularly described on the attached <u>Exhibit A</u> and which the Lease and said Exhibit A are hereby incorporated herein as if fully set forth in this Memorandum. Lessor and Lessee have executed and acknowledged this Memorandum for the purpose of providing constructive notice of the Lease. Capitalized terms not otherwise defined in this Memorandum shall have the meanings provided in the Lease.

NOW THEREFORE, Lessor and Lessee hereby agree as follows:

1. **<u>Lease of Property; Easements</u>**. Lessor has granted and leased the Property to Lessee on the terms, covenants and conditions stated in the Lease. The Lease is solely and exclusively for the development and operation of a solar energy project, and Lessee shall have the exclusive right to use the Property for such purposes, together with certain related access and transmission rights, as more fully granted and described in the Lease and in Exhibit A hereto. Reference is hereby made to the Lease for a complete description of the respective rights and obligations of the parties regarding the Property and the covenants, conditions, restrictions and easements affecting the Property pursuant to the Lease.

2. **<u>Term.</u>** The term of this Lease ("**Term**") is twenty (20) years, beginning on the Effective Date. The Term may be extended, at the option of Lessee (the "**<u>Renewal Option</u>**") for up to two (2) additional successive periods of five (5) years each (each a "**<u>Renewal Term</u>**"), provided that: (a) there is no Default from the time Lessee exercises its Renewal

Option through and including the commencement of the Renewal Term; and (b) Lessee provides Lessor with written notice to exercise said Renewal Option not less than six (6) months prior to the expiration of the Base Term or the then current Renewal Term (as applicable).

3. **Ownership.** Lessor shall have no ownership or other interest in any Improvements (as defined in the Lease) installed on the Property.

4. **Assignment.** The Lease provides, among other things, that Lessee and any Assignee shall have the right, subject to certain conditions set forth in the Lease, to sell, convey, lease, assign, mortgage, encumber or transfer to one or more assignees or mortgagees the Lease, or any right or interest in the Lease, or any or all right or interest of Lessee in the Property, or in any or all of the Improvements that Lessee or any other party may now or hereafter install on the Property.

5. **Reserved Rights.** Without Lessee's prior written consent, which consent Lessee shall not unreasonably withhold, Lessor shall in no way make any use of the subsurface and water Reserved Rights described in the Lease, including, without limitation, leasing or conveying the Reserved Rights to any third party, if such use would reasonably be expected to materially interfere with the Project. Any such third party agreement concerning any such Reserved Rights entered into without Lessee's prior written consent shall be deemed and considered *void ab initio*.

6. **Successors and Assigns.** This Memorandum and the Lease shall burden the Property and shall run with the land. The Lease and this Memorandum shall inure to the benefit of and be binding upon Lessor and Lessee and, to the extent provided in any assignment or other transfer under the Lease, any assignee or Mortgagee, and their respective heirs, transferees, successors and assigns, and all persons claiming under them.

7. **No Conflict.** In the event of any conflict or inconsistency between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall control. Nothing in this Memorandum shall be deemed to amend, modify, change, alter, amplify, limit, interpret or supersede any provision of the Lease or otherwise limit or expand the rights and obligations of the parties under the Lease and the Lease shall control over this Memorandum in all events.

8. **Multiple Counterparts.** This Memorandum may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Memorandum as of the Effective Date.

LESSOR:	**LESSEE**:
ImMODO California 1 LLC	Tulare PV II LLC
By:________________________ Name:______________________ Its:____________________	By:________________________ Name:______________________ Its:________________________
	By:________________________ Name:______________________ Its:________________________

STATE OF ________________)
)ss.
County of __________________)

On ________________, 20__, before me, ____________________________, Notary Public,
(insert name of officer)
personally appeared ____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

______________________________ (Notary Seal)

STATE OF ________________)
)ss.
County of __________________)

On ________________, 20__, before me, ____________________________, Notary Public,
(insert name of officer)
personally appeared ____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

______________________________ (Notary Seal)

EXHIBIT A
TO MEMORANDUM OF LEASE

DESCRIPTION OF PROPERTY

The land referred to herein below is situated in the unincorporated area, County of Tulare, State of California, and is described as follows:

The East half of the Southeast quarter of the Southeast quarter of Section 26, Township 16 South, Range 22 East, Mount Diablo Base and Meridian, in the County of Tulare, State of California.

Excepting therefrom that portion thereof lying East of the West line of the canal of the Consolidated Canal Company.

APN: 028 150 023